UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 15, 2011 (September 9, 2011)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On September 9, 2011, pursuant to the new Vanguard Health Systems, Inc. Annual Incentive Plan (adopted in May 2011), the Compensation Committee of the Board of Directors of Vanguard Health Systems, Inc. (the “Company”) adopted the specific cash bonus program for the Company’s fiscal year ending June 30, 2012 (the “2012 Incentive Plan”) applicable to, among others, the Company’s named executive officers. Under the 2012 Incentive Plan, the Company’s executive officers, including its named executive officers, will be eligible to receive a cash bonus payment equal to a certain percentage of base salary based upon the Company’s achievement in fiscal 2012 of specific performance targets established by the Compensation Committee. For the 2012 Incentive Plan, target awards for our corporate officers will be 50% based upon the Company achieving a consolidated Adjusted EBITDA (as defined in the Company’s periodic filings with the Securities and Exchange Commission) performance level goal, 20% based upon the Company achieving a consolidated free cash flow (defined as Adjusted EBITDA less capital expenditures) performance level goal, 20% based upon the Company achieving an earnings per share goal and 10% based upon the Company’s hospitals achieving certain quality and experience goals. For operating officers, such as the Company’s Market Presidents, target awards will be 25% based upon the hospitals in such operating officer’s market (“Market”) achieving the quality and experience goals, 25% based upon the Market achieving a consolidated Adjusted EBITDA performance level goal, 25% based upon the Market achieving a consolidated free cash flow performance level goal, and 25% based on the Market hospitals achieving specific strategic initiatives.

The Compensation Committee determined a target award for each executive officer and designated the performance level required to earn each target award. The Compensation Committee also determined threshold performance levels at which minimum awards are earned and performance levels that result in maximum awards to be paid. The thresholds represent the performance levels below which no bonus may be paid with respect to a particular performance measure.

Under the 2012 Incentive Plan, the target percentages of base salary set for fiscal 2012 and the threshold, target and maximum payments (expressed as a percentage of base salary) for each of the named executive officers (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers previously included in the Company’s most recent filing with the Securities and Exchange Commission) will be as follows:

Percentage of Base Salary	Charles N. Martin, Jr.	Phillip W. Roe	Keith B. Pitts	Kent H. Wallace	Bradley A. Perkins	Mark R. Montoney

Target	120%	100%	100%	100%	100%	80%
Threshold	24.6%	20.5%	20.5%	20.5%	20.5%	16.4%
Maximum	172%	145%	145%	145%	145%	118%

For corporate officers, a threshold award of 20% of the target award relating to Adjusted EBITDA, free cash flow and earnings per share goals would be payable upon the Company reaching 96% of each of the Adjusted EBITDA, free cash flow and earnings per share goals, with increasing payout levels of 40% to 80% of the target award payable upon the Company reaching 97% to 99% of each of such goals (in each case calculated in evenly graduated increments). For corporate officers, maximum awards of an aggregate of 150% of the target awards relating to Adjusted EBITDA, free cash flow and earnings per share would be payable upon the Company reaching 105% of each of the Adjusted EBITDA, free cash flow and earnings per share goals, with increased awards of 110% to 140% of the target awards payable upon the Company reaching 101% to 104% of such goals (in each case calculated in evenly graduated increments). For operating officers, a threshold award of 20% of the target award relating to Adjusted EBITDA and free cash flow would be payable upon the Market reaching 96% of each of the Adjusted EBITDA and free cash flow goals, with increasing payout levels of 40% to 80% of the target award payable upon the Market reaching 97% to 99% of each of such goals (in each case calculated in evenly graduated increments). For operating officers, if the Market exceeds the Adjusted EBITDA and free cash flow targets, then each such officer is eligible to receive a maximum award in an amount equal to 1% of the excess, up to a maximum award of 25% of such officer’s base salary related to Market EBITDA and 25% of such officer’s base salary related to Market free cash flow.  For corporate officers, they can earn a percentage of the target award for the quality and experience goals based upon the Company’s achievement of three goals relating to patient satisfaction, one goal related to employee engagement and four goals relating to quality and safety, with payout levels ranging from 25% to 100% of the target award based on the Company’s achievement of different performance levels. For operating officers, with respect to the quality and experience goals, the payout levels work similarly as for the corporate officers, except the payouts are based on the performance of the applicable Market rather than the Company. In addition, operating officers are eligible to earn a percentage of the target award relating to the strategic initiative goals upon the Market achieving one or more of the specific strategic initiatives. Further, operating officers may receive an additional bonus equal to 10% of their base salaries based (a) half upon the Company achieving its consolidated Adjusted EBITDA goal and (b) half upon the Company achieving its consolidated free cash flow goal.

The Compensation Committee has the discretion to adjust the annual performance targets during the year in the event of acquisitions and divestitures, restructured or discontinued operations, or other extraordinary or unusual events occurring during the year. Also, the Company’s Chief Executive Officer may, in his sole discretion, reduce an award earned by an executive officer if he concludes that such executive officer has at any time during his or her employment with the Company failed to exhibit business or personal behavior in compliance with the Company’s Code of Business Conduct and Ethics, the Company’s Compliance Manual, any of the Company’s legal, accounting and human resources policies or applicable law or regulations.

The awards earned by the Company’s executive officers for fiscal year 2012 will be paid in September 2012, except that the amounts earned in excess of 100% of the target awards will be paid as follows: 1/3 in September 2012, 1/3 in September 2013, and 1/3 in September 2014. The executive officer must be employed at the time of payment to receive any amount payable under the 2012 Incentive Plan, including any deferred payments in excess of 100% of the target award, unless, prior to either the second or the third payment date, the executive officer has been terminated without “cause” or resigns for “good reason”, in each case following a “change of control” (as each such term is defined in the executive officer’s employment agreement or severance protection agreement, as the case may be). However, if an executive officer’s employment is terminated before the payment date for any reason except discharge for cause or voluntary termination, the executive may receive a portion of his award if so determined by the Compensation Committee.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   September 15, 2011                           VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        By: /s/ James H. Spalding
                                                                               James H. Spalding
                                                                               Executive Vice President, General Counsel and Secretary

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